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                                                                    EXHIBIT 23.8


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 3 to the Registration Statement (Form F-3 File Nos. 333-52832, 333-52832-01 to -03) and related Prospectus of UBS AG for the registration of Debt Securities and Trust Preferred Securities and related guarantees of UBS AG and to the incorporation by reference therein of our report dated 31 January 2000, with respect to the consolidated financial statements of Paine Webber Group Inc. included in Form 6-K filed with the Securities and Exchange Commission.



                                            Ernst & Young LLP


New York, New York
15 May 2001